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                                                                     Exhibit 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                        MISSION ENERGY HOLDING COMPANY

          The present name of the Corporation is Mission Energy Holding Company. This Amended and Restated Certificate of Incorporation of Mission Energy Holding Company (the "Corporation") which both restates and amends the provisions of the
              -----------
Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"). The date of filing of the original Certificate
                        ----
of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 8, 2001. The undersigned, as sole incorporator of the Corporation, hereby certifies that the Corporation has not received any payment for any of its stock. The original Certificate of Incorporation is amended and restated in its entirety to read as follows:

          FIRST. The name of the corporation is Mission Energy Holding Company (the "Corporation").
      -----------

          SECOND. The address of the Corporation's registered office in the State of Delaware is One Rodney Square, 10/th/ Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is RL&F Service Corp.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

          FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000. All such shares are to be common stock, par value of $.01 per share, and are to be of one class.

          FIFTH. The incorporator of the Corporation is Mark J. Gentile, whose mailing address is One Rodney Square, P.O. Box 551, Wilmington, DE 19899.

          SIXTH. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          SEVENTH.

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the "Board").
                                                                       -----

          (2) Subject to Article FOURTEENTH, the number of directors of the
                         ------------------
Corporation shall be as from time to time fixed by, or in the manner provided in the By-Laws of the Corporation; provided, however, that so long as any
                                --------  -------
Obligation (as defined in Article Thirteenth) is outstanding, the Board shall include at least one natural person as director (the "Independent Director"),
                                                      --------------------
who is not at the time of appointment and has not been at any time during the preceding five (5) years:

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          (a) a direct or indirect, legal or beneficial owner of any equity securities of the Corporation or any Affiliate (as defined in Article
                                                              -------
THIRTEENTH) of the Corporation;
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          (b) a director, officer, employee, manager, contractor or partner of the Corporation or any Affiliate of the Corporation (other than in respect of his or her service as an Independent Director of the Corporation);

          (c) a customer, supplier or creditor of the Corporation or any Affiliate of the Corporation;

          (d) a Person who Controls (as such terms are defined in Article
                                                                  -------
THIRTEENTH), whether directly or indirectly or otherwise, the Corporation, any
----------
Affiliate of the Corporation or any Person described in clauses (a), (b) or (c)
                                                        -----------------------
above; or

          (e) a member of the immediate family of any Person described in clauses (a), (b), (c) or (d) above;
----------------------------

provided, however, that the lack of an Independent Director shall not affect the
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validity of the election of any director or of any action taken by the Board that otherwise would be valid under this Certificate of Incorporation, the By-Laws of the Corporation and the DGCL, except for any action requiring unanimous approval of the Board as set forth in this Certificate of Incorporation. No director shall be deemed to be an Independent Director if such director shall at any time while serving as director of the Corporation: (i) be the legal or beneficial owner of any capital stock of the Corporation or the capital stock of any of its Affiliates or (ii) serve as trustee in bankruptcy for any Affiliate of the Corporation. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment as an Independent Director by a written instrument. In the event of a vacancy in the position of Independent Director, the Board shall, as soon as practicable, appoint a successor Independent Director (unless the stockholders of the Corporation shall first elect such Independent Director).

          EIGHTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-Laws of the Corporation, subject to this Certificate of Incorporation and subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

          NINTH.

          (1) The Corporation shall and the Board shall cause the Corporation to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that if no Obligation remains outstanding, the Corporation
--------  -------
shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of the Corporation's business and that the loss thereof is not disadvantageous in any material respect to the Corporation.

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

          (2) The Corporation shall and the Board shall cause the Corporation to respect and appropriately document the separate and independent nature of its activities, as compared with those of any other Person, including, without limitation, Edison International, a California corporation ("EIX"), and The
                                                             ---
Mission Group, a California corporation ("TMG"). The Corporation shall and the
                                          ---
Board shall cause the Corporation to:

          (a) have a Board separate from the board of directors of EIX, TMG and any other Person, provided that any individual who is a director of EIX, TMG or other Persons may also serve as a director on the Board;

          (b) have executive officers different from the executive officers of EIX or TMG, provided that individuals who are executive officers of EIX or TMG may also serve as executive officers of the Corporation;

          (c) cause its Board to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other appropriate corporate formalities under the DGCL;

          (d) strictly comply with all organizational and legal procedures and formalities required by this Certificate of Incorporation and law to maintain its separate existence;

          (e) maintain its organizational existence and good standing under the laws of the State of Delaware;

          (f) qualify as a foreign corporation in any jurisdiction requiring such qualification in light of its contemplated business purpose, transactions and liabilities;

          (g) at all times hold itself out to other Persons, third parties and the public as a legal entity separate from EIX, TMG or any other Person;

          (h) not hold out its credit or assets as being available to satisfy the obligations of others, including EIX or TMG;

          (i) not hold itself out or permit itself to be held out as having agreed to pay or being liable for the debts of others, including EIX or TMG;

          (j) correct any known misunderstanding regarding its separateness from any other Person, including EIX or TMG;

          (k) not mislead others as to the identity of the entity with which those others are concerned;

          (l) cause the directors, officers, agents and other representatives of the Corporation to act at all times in the best interests of the Corporation;

          (m) conduct its business in its own name;

          (n) not commingle its assets with assets of EIX, TMG or any other Person;

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          (o) use stationery, invoices and checks separate from EIX, TMG or any other Person;

          (p) have a telephone number, fax number and mailing address separate from EIX, TMG or any other Person;

          (q) observe and continuously maintain in its official records the resolutions, agreements and other instruments in respect of the transactions contemplated by the Basic Documents;

          (r) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

          (s) maintain its own books and records and bank accounts separate from EIX, TMG or any other Person;

          (t) maintain financial statements separate from EIX, TMG or any other Person;

          (u) pay its own operating expenses and liabilities (including the salaries of its own employees, if any) only out of its own funds;

          (v) pay reasonably allocated overhead for shared office space;

          (w) file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns, and pay any taxes so required to be paid under applicable law;

          (x) maintain an arm's length relationship with its Affiliates, including EIX and TMG, and pay for administrative services provided by its Affiliates, including EIX and TMG, at arm's length prices;

          (y) not guarantee any obligation of any Person or Affiliate, including EIX and TMG;

          (z) not pledge its assets to secure the obligations of any other Person, including EIX and TMG; and

          (aa) not acquire any securities of TMG or EIX.

          (3) So long as any Obligation is outstanding, the Corporation shall not have the power to:

          (a) incur, create or assume any indebtedness other than (i) indebtedness represented by the Notes (as defined in Article Thirteenth) and indebtedness in respect of the Permitted Refinancing Documents (as defined in Article Thirteenth), (ii) fees and expenses incurred in the ordinary course of business or (iii) indebtedness otherwise not expressly prohibited by the Basic Documents (as defined in Article Thirteenth) or the Permitted Refinancing Documents;

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

          (b) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of (other than in respect of Edison Mission Energy), any Person, except that the Corporation may invest in those investments not expressly prohibited by the Basic Documents or the Permitted Refinancing Documents and may make any advance required or not expressly prohibited to be made by any provision of the Basic Documents or the Permitted Refinancing Documents and permit the same to remain outstanding in accordance with such provisions; or

          (c) form, acquire or hold any direct subsidiary other than Edison Mission Energy.

          TENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          ELEVENTH. Except as set forth in Article TWELFTH, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

          TWELFTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the unanimous vote of the entire Board (without any vacancies thereon), including (for so long as any Obligation is outstanding), without the affirmative vote of the Independent Director, or if there is more than one, all of the Independent Directors, take any action to do any of the following (each a "Material Action"):
                              ---------------

          (1) consolidate or merge with or into any other Person (except as required by law);

          (2) transfer, convey, sell or otherwise dispose of all or substantially all of the assets and properties of the Corporation to any other Person;

          (3) institute proceedings to be adjudicated bankrupt or insolvent or for the entry of an order for relief in any bankruptcy case; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization, liquidation or relief under any applicable federal or state law relating to bankruptcy, insolvency or reorganization; or consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Corporation;

          (4) except for an initial dividend of the net proceeds of the Notes to TMG or as not expressly prohibited by the Basic Documents or the Permitted Refinancing Documents, declare or pay any dividend (other than dividends payable solely in the common stock of the Corporation) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Corporation or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Corporation;

          (5) amend any provision of Articles SEVENTH, NINTH, ELEVENTH, TWELFTH or THIRTEENTH of this Certificate of Incorporation;

          (6) liquidate or otherwise wind-up; or

          (7) agree to do any of the foregoing.

          THIRTEENTH. As used in this Certificate of Incorporation, the following capitalized terms shall have the meanings set forth in this Article
                                                                      -------
THIRTEENTH:
----------

          "Affiliate" of a Person is a Person (i) which directly, or indirectly
           ---------
through one or more intermediaries, owns legally or beneficially, directly or indirectly ten percent (10%) or more of the outstanding common stock or other voting securities of the Corporation, or which is otherwise in Control of the Corporation, (ii) of which ten percent (10%) or more of the outstanding voting securities are owned legally or beneficially, directly or indirectly, by any Person described in the clause (i), or (iii) which is Controlled by any Person described in clause (i).

          "Basic Documents" means (i) the purchase agreement between the initial
           ---------------
purchasers of the Notes and the Corporation, (ii) the indenture between the Corporation and the trustee thereunder (the "Trustee") pursuant to which the
                                             -------
Corporation shall issue the Notes, (iii) the pledge agreements between the Corporation and the Trustee pursuant to which the Corporation shall grant security interests to the Trustee in the capital stock of Edison Mission Energy and an interest escrow account to secure the obligations of the Corporation under the Notes and the other Basic Documents, (iv) the exchange and registration rights agreement between the Corporation and initial purchasers of the Notes, (v) the Notes and (vi) all other documents and certificates contemplated thereby or delivered in connection therewith, in each case, as such documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

          "Control" and "Controlled" shall have the meanings assigned to such
           -------       ----------
terms in Rule 405 under the Securities Act of 1933, as amended.

          "Notes" means the debt securities of the Corporation initially offered
           -----
pursuant to a preliminary offering circular dated June 8, 2001 and any other instrument evidencing the indebtedness of the Corporation pursuant to the Basic Documents.

          "Obligation" all obligations of the Corporation under the Basic
           ----------
Documents, including, without limitation, the obligations of the Corporation to pay the principal of and interest on the Notes.

          "Permitted Refinancing Documents" means the governing documents in
           --------------------------------
respect of any indebtedness of the Corporation issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Obligation.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

          FOURTEENTH. The powers of the incorporator are to terminate upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The following lists the names and mailing addresses of each Person who is to serve as an initial director of the Corporation (including the Independent Director) until the first annual meeting of stockholders of the Corporation, or until successors are duly elected and qualified:

       Name                     Mailing Address                              Position
       ----                     ---------------                              --------
John E. Bryson             c/o 2244 Walnut Grove Ave.                    Director,
                           Rosemead, CA 91770                            Chairman of the Board

Theodore F. Craver, Jr.    c/o 2244 Walnut Grove Ave.                    Director
                           Rosemead, CA 91770

Alan J. Fohrer             c/o 18101 Von Karman Avenue, Suite 1700       Director
                           Irvine, CA  92612-1046

Bryant C. Danner           c/o 2244 Walnut Grove Ave.                    Director
                           Rosemead, CA 91770

Frank Bilotta              Global Securitization Services LLC            Independent Director
                           114 W 47th Street
                           Suite 1715
                           New York, NY, 10036

          The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this the 22nd day of June, 2001.


                                        /s/ Mark J. Gentile
                                        ------------------------------------
                                        Mark J. Gentile
                                        Incorporator

                           CERTIFICATE OF AMENDMENT

                                      OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                        MISSION ENERGY HOLDING COMPANY

          MISSION ENERGY HOLDING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
 -----------

          FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by amending in their entirety the definitions of "Basic Documents" and "Notes" set forth in Article THIRTEENTH and inserting
    ---------------       -----
the following in lieu thereof:

               "Basic Documents" means (i) the purchase agreement
                ---------------
          between the initial purchasers of the Offering Notes (as defined in the definition of Notes below) and the Corporation, (ii) the indenture between the Corporation and the trustee thereunder (the 'Trustee') pursuant to which the
                                       -------
          Corporation shall issue the Offering Notes, (iii) the pledge agreements between the Corporation and the Trustee pursuant to which the Corporation shall grant security interests to the Trustee in the capital stock of Edison Mission Energy and an interest escrow account to secure the obligations of the Corporation under the Notes and the other Basic Documents, (iv) the exchange and registration rights agreement between the Corporation and initial purchasers of the Offering Notes, (v) the credit agreement among the Corporation, various lenders, Goldman Sachs Credit Partners L.P., administrative agent, collateral agent and documentation agent (the 'Credit Agreement') pursuant to
                                    ----------------
          which the Corporation shall borrow certain loans and issue certain Term Notes (as defined in the definition of Notes below), if any, (vi) the Notes (vii) the intercreditor agreement among the Trustee and each of the collateral agent, the lenders and the administrative agent thereunder, pursuant to which the parties thereto shall set forth their rights with respect to the collateral securing the obligations of the Corporation under the Indenture and the Credit Agreement and (viii) all other documents and certificates contemplated thereby or delivered in connection therewith, in each case, as such documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time."

               "Notes' means, collectively, those debt securities of
                -----
          the Corporation (i) initially offered pursuant to a preliminary offering circular dated June 8, 2001, and any other instrument evidencing indebtedness of the Corporation issued by the Corporation pursuant to the Basic Documents in connection with the Indenture (the 'Offering Notes') and
                                              --------------
          (ii) issued by the Corporation as evidence of indebtedness under the Credit Agreement, if any (the 'Term Notes')."
                                                   ----------

          SECOND: That said corporation has not received any payment or other consideration for any of its stock.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, MISSION ENERGY HOLDING COMPANY has caused this certificate to be signed by Barbara E. Mathews, its Secretary and Assistant General Counsel, this 27th day of June, 2001.


                               MISSION ENERGY HOLDING COMPANY


                               By:    /s/ Barbara E. Mathews
                                      ---------------------------------------
                               Name:  Barbara E. Mathews
                               Title: Secretary and Assistant General Counsel